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                                                                    Exhibit 23.6


                       CONSENT OF KENNY SECURITIES CORP.

We hereby consent to the inclusion of all references to our oral opinion, any and all other references to us, in the Registration Statement on Form S-4 (S.E.C. file No. 333-13459) of View Tech, Inc., and that certain JOINT PROXY STATEMENT/VIEW TECH PROXY STATEMENT/PROSPECTUS SUMMARY that forms a part thereof.


                                        KENNY SECURITIES CORP.

November 1, 1996